Exhibit 99.2

May 17, 2010

The Special Committee of the Board of Directors
United-Guardian, Inc.
230 Marcus Boulevard
P.O. Box 18050
Hauppauge, NY  11788

To the Members of the Special Committee of the Board of Directors:

Coady Diemar Partners, LLC (‘‘Coady Diemar’’, ‘‘we’’ or ‘‘us’’) understands that United-Guardian, Inc. (‘‘United-Guardian’’ or the ‘‘Company’’) is proposing to enter into an agreement to be dated the date hereof (the ‘‘Agreement’’), with Kenneth H. Globus, the Company’s President, General Counsel and the Chairman of the Company’s Board of Directors  (“Mr. Globus’’) pursuant to which the Company will purchase 350,000 shares of the Company’s common stock held by Mr. Globus (the “Shares”) in consideration for $10.75 cash per Share (the “Consideration”) (the “Repurchase”).

We also understand that the Company’s board of directors (the ‘‘Board of Directors’’) has appointed a special committee of independent directors (the ‘‘Special Committee’’) to negotiate the terms of the purchase by the Company of the Shares, to consider the implications to the Company of the Repurchase and to make a recommendation to the Board of Directors concerning the Repurchase.  Coady Diemar is pleased to confirm in writing the opinion delivered orally to the Special Committee of the Board of Directors of the Company at its meeting held on May 13, 2010.

Engagement of Coady Diemar

By letter agreement dated April 13, 2010 (the ‘‘Engagement Agreement’’), the Company retained Coady Diemar to act as the Special Committee’s exclusive financial advisor in connection with the Repurchase.  Pursuant to the Engagement Agreement, the Company has requested that we prepare and deliver to the Special Committee our written opinion (the ‘‘Opinion’’) as to the fairness to the Company, from a financial point of view, of the Consideration to be paid by the Company in conjunction with the Repurchase.

Coady Diemar will be paid a fee for rendering the Opinion.  No portion of the fee is contingent on either any particular conclusion reached in this Opinion or whether the Repurchase is successfully executed.  The Company has also agreed to reimburse Coady Diemar for its reasonable out-of-pocket expenses and to indemnify Coady Diemar in respect of certain liabilities that might arise out of its engagement.

1370 Avenue of the Americas, 27th Floor   ·   New York, NY  10019   ·   (212) 901-2600   ·   Fax (212) 901-2611   ·   www.coadydiemar.com
Coady Diemar Partners is a registered broker / dealer with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers (NASD).

The Special Committee of the Board of Directors May 17, 2010
United-Guardian, Inc,

Credentials of Coady Diemar

Coady Diemar is an independent investment bank which provides strategic financial advisory and corporate finance services to clients worldwide.  The Opinion expressed herein is the opinion of Coady Diemar.  The form and content of the Opinion has been approved for release by a committee of Coady Diemar’s managing directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Coady Diemar, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, and valuations for corporate and other purposes.  Coady Diemar does not have and has not had any material relationships involving the payment or receipt of compensation between or among it, the Company, Mr. Globus or, to its knowledge, any of their respective affiliates during the last two years.

Scope of Review

In connection with rendering our Opinion, we have reviewed, analyzed and relied upon, among other things, the following:

i)	a draft dated May 17, 2010 of the Agreement;

ii)	the audited financial statements and management’s discussion and analysis of United-Guardian for the fiscal years ended each December 31 of 2008 and 2009;

iii)	the quarterly report, condensed unaudited financial statements and management’s discussion and analysis of United-Guardian for the quarter ended March 31, 2010;

iv)	the Definitive Proxy Statement of the Company relating to the annual meeting of shareholders held on May 12, 2010;

v)
certain internal financial, operational, corporate and other information concerning United-Guardian that was prepared or provided by the management of the Company, including internal operating and financial projections prepared by management;

vi)	trading statistics and selected financial information of United-Guardian, other selected public companies and comparable transactions considered by us to be relevant; and,

vii)	such other information, analyses, investigations and discussions as we considered necessary or appropriate for the purposes of this Opinion.

In addition, we have participated in discussions with members of the senior management of United-Guardian regarding the Company’s past and current business operations, financial conditions and future prospects. We have also participated in discussions with Farrell Fritz, P.C., legal counsel to the Company and the Special Committee, regarding the Repurchase, the Agreement and other related matters.

Our Opinion as expressed herein reflects and gives effect to our general familiarity with the Company as well as information that we received during the course of this assignment, including information provided by the management of the Company in the course of discussions relating to this engagement.  In arriving at our Opinion, we did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company or conduct any analysis concerning the solvency of the Company.

1370 Avenue of the Americas, 27th Floor   ·   New York, NY  10019   ·   (212) 901-2600   ·   Fax (212) 901-2611   ·   www.coadydiemar.com
Coady Diemar Partners is a registered broker / dealer with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers (NASD).

The Special Committee of the Board of Directors May 17, 2010
United-Guardian, Inc.

Assumptions and Limitations

Our Opinion is subject to the assumptions, explanations and limitations set forth below.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of any of the assets or securities of the Company and our Opinion should not be construed as such.  Although we advised the Special Committee as to alternative transactions to the Repurchase, we have not been requested to pursue such alternatives.

With your permission, we have relied upon, and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by the Company or its affiliates or otherwise obtained by us pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions and representations. Without limiting the foregoing, we have not met with the Company’s independent auditors and we have relied upon and assumed the accuracy and fair presentation of the Company’s audited financial statements and the reports of the auditors thereon.

With respect to operating and financial forecasts provided to us concerning United-Guardian and relied upon in our analysis, we have assumed that they have been reasonably prepared in good faith on bases reflecting the most reasonable assumptions, and the best currently available estimates and judgments of management of the Company, relating to the Company’s business, plans, financial condition and prospects.  We assume no responsibility for and express no view or opinion as to such forecasts or the assumptions on which they are based.

We have also assumed that all of the representations and warranties contained in the Agreement are correct as of the date hereof, that the Repurchase will be completed substantially in accordance with the terms of the draft of the Agreement dated May 17, 2010 and all applicable laws, that the public disclosures and public filings relating to the Repurchase will disclose all material facts relating to the Repurchase and that such filings will satisfy all applicable legal requirements.  For the purposes of our opinion, we have assumed with your consent that all governmental, regulatory or other consents necessary for the consummation of the Repurchase as contemplated by the Agreement will be obtained without any material adverse effect on the Company.  In addition, we express no opinion as to the trading price of the securities of any company (including the Company) in the future.

The Company has represented to us that as of the date hereof, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its affiliates since March 31, 2010, which would reasonably be expected to have a material effect on the Opinion.

We have not acted as an advisor to the Company or the Special Committee as to, and we express no opinion on, any legal, tax, accounting or regulatory matters in any jurisdiction, and we understand the Company has obtained such advice as it has deemed necessary from qualified professionals regarding such matters. We have relied, with the Company’s consent, on the assumptions of the Company’s management, as to all accounting, legal, tax and financial reporting matters with respect to the Company, the Agreement and the Repurchase.

1370 Avenue of the Americas, 27th Floor   ·   New York, NY  10019   ·   (212) 901-2600   ·   Fax (212) 901-2611   ·   www.coadydiemar.com
Coady Diemar Partners is a registered broker / dealer with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers (NASD).

The Special Committee of the Board of Directors May 17, 2010
United-Guardian, Inc.

Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of the Company as they are reflected in the information in our scope of review and as they were represented to us in our discussions with management of the Company. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, capital markets and economic conditions and other matters, many of which are beyond the control of any party involved in the Repurchase.  Subsequent developments may affect the conclusions expressed in this Opinion and we assume no responsibility for advising any person or entity of any change in any matter affecting this Opinion or for updating or revising our Opinion based on circumstances or events occurring after the date hereof.

The Opinion has been provided at the request and for the information of the Special Committee of the Board of Directors for their exclusive use only in considering the Repurchase and may not be quoted, referred to, used or relied upon by any other person, or for any other purpose or published without the prior written consent of Coady Diemar, except as specifically provided in the Engagement Agreement.

Our Opinion does not constitute a recommendation as to any action the Special Committee, the Board of Directors or any holder of the Company’s shares should take in connection with the Repurchase or any aspect thereof.  Our Opinion relates solely to the fairness, as of the date hereof, from a financial point of view, of the Consideration proposed to be paid by the Company under the Repurchase.  We express no opinion herein as to the structure, terms or effect of any other aspect of the Repurchase, the merits of the underlying decision of the Company to consummate the Repurchase, any other actions taken or proposed to be taken by the Company in connection with the Repurchase, or any other transactions or business strategies discussed by the Special Committee of the Board of Directors of the Company as alternatives to the Repurchase.

The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after today.

Opinion

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration proposed to be paid by the Company under the Repurchase is fair, from a financial point of view, to the Company.

Yours very truly,

/s/ J. Brian Mullen

/s/ Coady Diemar Partners

1370 Avenue of the Americas, 27th Floor   ·   New York, NY  10019   ·   (212) 901-2600   ·   Fax (212) 901-2611   ·   www.coadydiemar.com
Coady Diemar Partners is a registered broker / dealer with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers (NASD).